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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------


Proximity Technology Inc., a Delaware corporation, 100 percent.

        Proximity Technology International, Inc., a Delaware corporation, 100 percent.

Franklin Electronic Publishers (HK) Ltd., A Hong Kong corporation, 100 percent.

Franklin Electronic Publishers Euro-Holdings B.V., A corporation organized under the laws of the Netherlands, 100 percent.

        Franklin Electronic Publishers (Europe) Ltd., a corporation organized under the laws of England, 100 percent.

        Franklin Electronic Publishers (France) S.A.R.L., a corporation organized under the laws of the country of France, 100 percent.

        Franklin Electronic Publishers (Deutschland) GmBH, a company organized under the laws of German, 100 percent.

        Franklin Electronic Publishers (Italia) S.r.l., a corporation organized under the laws of Italy, 100 percent.*

        Franklin Electronic Publishers Benelux N.V., a company organized under the laws of Belgium, 100 percent.

                Advanced Data Management Group, a company organized under the laws of Belgium, 100 percent.

Franklin Electronic Publishers, Ltd., a Canadian corporation, 100 percent.

Franklin Electronic Publishers Australia (Aust) Pty Ltd., an Australian corporation, 100 percent.

Franklin Electronic Publishers de Mexico, S.A. de C.V., a company organized under the laws of Mexico, 100 percent.*

Franklin Electronic Publishers de Colombia Ltd., a corporation organized under the laws of the Republic of Colombia, 100 percent.*

Franklin Electronic Publishers (S) Pte Ltd., a corporation organized under the laws of the Republic of Singapore, 100 percent.

Franklin Electronic Publishers (South Africa) (Proprietary) Limited, a corporation organized under the laws of the Republic of South Africa, 100 percent.

Voice Powered Technology International, Inc., a California corporation, 82.2 percent.



* In compliance with local mandate requiring multiple shareholders, a minor equity position is held in trust for the company by an officer of the company.